UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 13, 2006

VENOCO, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-123711	77-0323555
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

370 17th Street, Suite 2950
Denver, Colorado	80202-1370
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 626-8300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b)  On December 13, 2006, Eloy Ortega and Glen C. Warren, Jr. informed the board of directors of Venoco, Inc. that, because of other time commitments, they do not intend to stand for re-election as directors at the annual meeting of the company’s stockholders to be held in 2007.

(d)  The company’s board of directors elected Mark A. Snell as a director effective as of December 14, 2006.  Mr. Snell is Executive Vice President and Chief Financial Officer of Sempra Energy, an energy services holding company based in San Diego, California.  Mr. Snell will serve on the compensation committee of the company’s board.  In connection with his election, the company granted Mr. Snell options to purchase 45,000 shares of the company’s common stock at an exercise price of $16.80 per share.  The grant was made pursuant to the company’s 2005 stock incentive plan and will be subject to the terms of the company’s standard non-qualified option agreement under that plan. Mr. Snell will also receive cash compensation for his services as director consistent with the company’s existing director compensation program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 15, 2006

VENOCO, INC.

By:	/s/ Timothy M. Marquez
Name: Timothy M. Marquez
Title: Chief Executive Officer